Dividend Capital Diversified Property Fund Inc. 8-K
Exhibit 99.1
DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND
PROVIDES SECOND QUARTER 2016 PORTFOLIO UPDATE
1.44% total shareholder return for the quarter; 4.9% total shareholder return for the last twelve months 1
Acquired Suniland Shopping Center, a retail center in South Florida comprising approximately 82,000 square feet, for $67 million
Repaid approximately $79 million of secured borrowings with a weighted average interest rate of approximately 6.0%; subsequent to quarter end repaid an additional $24 million mortgage loan with an interest rate of approximately 5.9%
DENVER - August 12, 2016 - Dividend Capital Diversified Property Fund Inc. (“DPF”), a public reporting, daily NAV REIT (NASDAQ: ZDPFAX; ZDPFEX; ZDPFIX; ZDPFWX) reported results today for the second quarter ended June 30, 2016.
Total Shareholder Return
Total shareholder return, which represents the compound annual rate of return assuming reinvestment of all dividend distributions before the impact of up-front sales commissions and class-specific expenses as of June 30, 2016, was as follows for the indicated timeframe:

•	Quarter ended June 30, 2016: 1.44%

•	Year-to-date ended June 30, 2016: 1.18%

•	Twelve months ended June 30, 2016: 4.93%

•	Three years ended June 30, 2016 (annualized): 7.71% (24.99% cumulative)

•	Since NAV share class inception[2] (annualized): 8.05% (33.70% cumulative)
Class A, Class W, and Class I shareholders had lower total returns than those set forth above due to up-front sales commissions and/or class-specific expenses.
Portfolio Overview
As of June 30, 2016, DPF’s portfolio consisted of 58 operating properties located in 20 geographic markets in the United States, aggregating approximately 9.3 million square feet. As of June 30, 2016, DPF’s real property portfolio was approximately 90.2% leased to approximately 550 tenants. These properties had an estimated fair value of approximately $2.3 billion (calculated in accordance with DPF’s valuation procedures), including:

•	17 office properties located in 13 geographic markets, aggregating approximately 3.6 million net rentable square feet, with an aggregate fair value amount of approximately $1.2 billion;

•	35 retail properties located in nine geographic markets, aggregating approximately 3.8 million net rentable square feet, with an aggregate fair value amount of approximately $1.0 billion; and

•	Six industrial properties located in three geographic markets, aggregating approximately 1.9 million net rentable square feet, with an aggregate fair value amount of approximately $85.6 million.
DPF’s leverage ratio, based on the fair value of its investments, was 44% as of June 30, 2016. The weighted average stated interest rate of DPF’s borrowings was 3.6% as of June 30, 2016.

1 All returns figures exclude up-front sales commissions and class-specific expenses
2 Measured from September 30, 2012

Acquisition Activity
During the quarter ended June 30, 2016, DPF acquired Suniland Shopping Center (“Suniland”), a retail center in Pinecrest, FL for $66.5 million. Suniland comprises approximately 82,000 square feet. At the time of acquisition, the center was approximately 94% leased to 27 tenants including CVS and Citibank. DPF funded the acquisition through cash on hand and availability under its revolving credit facility.
Financial Results for the quarter ended June 30, 2016
Net income according to generally accepted accounting principles (“GAAP”) for the quarter ended June 30, 2016 was $0.1 million, or $0.00 per basic and diluted share. This compares to a GAAP net income for the quarter ended June 30, 2015 of $0.1 million, or $0.00 per basic and diluted share.
GAAP net income for the six months ended June 30, 2016 was $48.4 million, or $0.27 per basic and diluted share. This compares to a GAAP net income for the six months ended June 30, 2015 of $132.3 million, or $0.68 per basic and diluted share.
Company-Defined Funds from Operations (“FFO”) for the quarter ended June 30, 2016 were $20.8 million, or $0.12 per basic and diluted share. This compares to FFO for the quarter ended June 30, 2015 of $20.4 million, or $0.10 per basic and diluted share.
FFO for the six months ended June 30, 2016 were $42.8 million, or $0.24 per basic and diluted share. This compares to FFO for the six months ended June 30, 2015 of $47.4 million, or $0.24 per basic and diluted share.
Portfolio and Leasing Summary
During the second quarter, same-store net operating income increased 0.3% compared to the quarter ended March 31, 2016, and decreased 1.2% when compared to the same quarter in 2015. When GAAP adjustments are excluded, same-store net operating income increased 0.6% compared to the quarter ended March 31, 2016, and increased 0.4% when compared to the same quarter in 2015.
During the second quarter, DPF signed 25 leases for approximately 298,000 square feet. On a comparable space basis, DPF signed 14 leases for approximately 143,000 square feet. The average growth in rents, on a GAAP basis, for the comparable leases signed in the second quarter was 15.4%. For the twelve months ended June 30, 2016, DPF signed 142 leases for approximately 886,000 square feet. On a comparable basis, DPF signed 96 leases for approximately 588,000 square feet. The average growth in rents, on a GAAP basis, for the comparable leases signed in the last twelve months was 25.7%.
The overall portfolio percentage leased was 90.2% as of June 30, 2016, compared to 90.2% on March 31, 2016 and 87.5% on June 30, 2015. Same-store percentage leased was 89.6% at June 30, 2016, compared to 89.3% at March 31, 2016 and 87.5% at June 30, 2015.
Non-GAAP Supplemental Financial Measure
DPF computes its financial results in accordance with GAAP. Below, DPF has provided reconciliations of both Company-Defined FFO and net operating income, which are both non-GAAP supplemental financial measures, to the most directly comparable GAAP measures (amounts in thousands, except per share information). For more information about Company-Defined FFO and net operating income, including why management believes both measures provide useful information, please see the Portfolio Performance and Operational Review furnished with this press release on Form 8-K filed with the SEC on August 12, 2016, available on DPF’s website, www.dividendcapitaldiversified.com, and the SEC’s website, www.sec.gov.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of net earnings to FFO:
Net income attributable to common stockholders	$117	$70	$43,899	$123,653
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	20,198	19,738	40,034	40,554
Gain on disposition of real property	—	—	(41,400)	(128,667)
Impairment of real estate property	—	224	587	1,624
Noncontrolling interests’ share of net income	18	37	4,474	8,655
Noncontrolling interests’ share of FFO	(1,499)	(1,472)	(4,578)	(3,280)
FFO attributable to common shares-basic	18,834	18,597	43,016	42,539
FFO attributable to dilutive OP Units	1,456	1,331	3,334	2,993
FFO attributable to common shares-diluted	$20,290	$19,928	$46,350	$45,532
FFO per share-basic and diluted	$0.12	$0.10	$0.26	$0.23
Weighted average number of shares outstanding
Basic	161,209	183,157	162,581	181,247
Diluted	173,669	196,267	175,179	194,029

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$18,834	$18,597	$43,016	$42,539
Add (deduct) our adjustments:
Acquisition-related expenses	474	358	525	783
Loss (Gain) on extinguishment of debt and financing commitments	—	272	(5,136)	1,168
Gain on derivatives	—	(128)	—	(117)
Noncontrolling interests’ share of NAREIT-defined FFO	1,499	1,472	4,578	3,280
Noncontrolling interests’ share of Company-Defined FFO	(1,533)	(1,506)	(3,287)	(3,400)
Company-Defined FFO attributable to common shares-basic	19,274	19,065	39,696	44,253
Company-Defined FFO attributable to dilutive OP Units	1,490	1,365	3,076	3,113
Company-Defined FFO attributable to common shares-diluted	$20,764	$20,430	$42,772	$47,366
Company-Defined FFO per share-basic and diluted	$0.12	$0.10	$0.24	$0.24
Weighted average number of shares outstanding
Basic	161,209	183,157	162,581	181,247
Diluted	173,669	196,267	175,179	194,029

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Total same store real property NOI - cash basis	$31,067	$30,889	$30,945	$61,956	$63,253
2015/2016 Acquisitions/Dispositions	5,930	8,315	6,640	14,245	18,531
NOI - cash basis	$36,997	$39,204	$37,585	$76,201	$81,784
Straight line rent	(205)	(240)	(43)	(446)	(398)
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	278	262	126	541	532
NOI	$37,070	$39,226	$37,668	$76,296	$81,918
Debt related income	237	238	1,584	475	4,787
Real estate depreciation and amortization expense	(20,198)	(19,835)	(19,738)	(40,034)	(40,554)
General and administrative expenses	(2,338)	(2,621)	(2,944)	(4,958)	(5,680)
Advisory fees, related party	(3,671)	(3,765)	(4,497)	(7,436)	(8,796)
Acquisition-related expenses	(474)	(51)	(358)	(525)	(783)
Impairment of real estate property	—	(587)	(224)	(587)	(1,624)
Interest and other income	(69)	58	163	(11)	797
Interest expense	(10,422)	(10,961)	(11,275)	(21,383)	(25,256)
Gain (loss) on extinguishment of debt and financing commitments	—	5,136	(272)	5,136	(1,168)
Gain on sale of real property	—	41,400	—	41,400	128,667
Net (income) loss attributable to noncontrolling interests	(18)	(4,456)	(37)	(4,474)	(8,655)
Net income (loss) attributable to common stockholders	$117	$43,782	$70	$43,899	$123,653
Webinar and Portfolio Update Call Information
DPF will host a webinar/portfolio update call to review second quarter 2016 performance results and financial metrics on August 17, 2016, at 2:15 p.m. U.S. Mountain Time. Information to access the call is as follows:
Date: Wednesday, August 17, 2016
Time: 2:15 p.m. MT/4:15 p.m. ET
Dial-in Number: 877.742.5590
Conference ID: 44767389
To access the live webinar please visit the Investor Relations page at DPF’s website, www.dividendcapitaldiversified.com.
The webinar replay will be posted when available on the Investor Relations page of DPF’s website.
About Dividend Capital Diversified Property Fund
Dividend Capital Diversified Property Fund is a public reporting, daily NAV vehicle based in Denver, CO that invests in a diversified portfolio of commercial real estate assets. DPF owned 58 properties totaling approximately 9.3 million square feet in 20 geographic markets as of June 30, 2016. More information is available at www.dividendcapitaldiversified.com.
Forward-Looking Information
This material may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect(s),” “could,” “should,” and “continue” and similar statements are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results that are materially different than those described in the forward-looking statements. Dividend Capital Diversified Property Fund cannot give assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Dividend Capital Diversified Property Fund’s expectations include, but are not limited to, the uncertainty of funding Dividend Capital Diversified Property

Fund’s future capital needs, delays in the acquisition, development, and construction of real properties, changes in economic conditions generally and the real estate and securities markets specifically, and other risks detailed from time to time in Dividend Capital Diversified Property Fund’s Securities and Exchange Commission reports, particularly the section entitled “Risk Factors” in Item 1A of Dividend Capital Diversified Property Fund’s Annual Report on Form 10-K. Such forward-looking statements pertain only as of the date of this press release. Dividend Capital Diversified Property Fund expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Dividend Capital Diversified Property Fund’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.
Contact
Eric Paul
Dividend Capital
(303) 228-2200